                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            THE FORTRESS GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                                [FORTRESS LOGO]

                            THE FORTRESS GROUP, INC.
            1650 TYSONS BOULEVARD, SUITE 600, MCLEAN, VIRGINIA 22102

                              --------------------


                    Notice of Annual Meeting of Stockholders
                      To Be Held on Wednesday, May 23, 2001

                              --------------------

        The Annual Meeting of Stockholders of The Fortress Group, Inc. will be held on May 23, 2001 at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, 54th Floor, New York, New York, 10005, at 8:30 a.m., local time, to consider and act upon the following matters:

        1.     To elect four directors to serve for the ensuing year.

        2. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on April 12, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

        All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors,



                                            GEORGE C. YEONAS, President
                                            and Chief Executive Officer


McLean, Virginia
April 27, 2001

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FOLLOW
           THE INSTRUCTIONS ON THE ENCLOSED PROXY IN ORDER TO ENSURE
                 REPRESENTATION OF YOUR SHARES AT THE MEETING.

                            THE FORTRESS GROUP, INC.
                        1650 TYSONS BOULEVARD, SUITE 600
                             MCLEAN, VIRGINIA 22102

                              --------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 23, 2001

GENERAL INFORMATION

        The Annual Meeting of Stockholders of The Fortress Group, Inc. (the "Company" or "Fortress") will be held at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, 54th Floor, New York, New York, 10005, on Wednesday, May 23, 2001 at 8:30 a.m., Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Annual Meeting"). The approximate mailing date for this proxy statement and proxy is April 30, 2001.

        It is important that your shares be represented at the meeting. If it is impossible for you to attend the meeting, please sign and date the enclosed proxy and return it in the envelope provided. The proxy is solicited by the Board of Directors of the Company (the "Board"). Shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. Solicitation of proxies may include requests by mail and personal contact by the Company's directors, officers and employees. Expenses in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. The giving of the enclosed proxy does not preclude the right to vote in person at the meeting, should the stockholder giving the proxy so desire. Any person giving a proxy has the power to revoke it any time before it is voted. The proxy may be revoked at any time prior to its exercise by notice of revocation in writing sent to the Secretary of the Company, by presenting to the Company a later-dated proxy card executed by the person executing the prior proxy card or by attending the meeting and voting in person.

        Shares of the Company's Common Stock, $.01 par value (the "Common Stock"), represented by properly executed proxy cards received by the Company in time for the meeting will be voted in accordance with the choices specified in the proxies. Abstentions and broker non-votes (proxies that indicate that brokers or nominees have not received instructions from the beneficial owner of shares) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the total number of votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining the total number of votes cast.

VOTING SECURITIES AND PRINCIPAL HOLDERS

        Holders of record of shares of Common Stock at the close of business on April 12, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or adjournments of the Annual Meeting. Each share of Common Stock has one vote. On the Record Date, there were issued and outstanding 3,099,754 shares of Common Stock.

        In addition, holders of record of shares of the Company's Class AAA Convertible Preferred Stock, $.01 par value ("Class AAA Preferred Stock"), at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or adjournments of the Annual Meeting. On the Record Date, there were issued and outstanding 28,500 shares of Class AAA Preferred Stock, entitling the holder thereof to cast 1,187,500 votes at the Annual Meeting.

OWNERSHIP BY PERSONS OWNING MORE THAN FIVE PERCENT

        The following table sets forth information with respect to persons known to the Company to be the beneficial owners of more than five percent of the outstanding Common Stock or preferred stock with voting rights and all Directors, nominees, and named Executive Officers, as a group. Other than the Class AAA Preferred Stock held by Prometheus, all of the stock set forth in the table is Common Stock.

                                                                                     Percent of
                                      Amount and Nature                                Voting
Name and Address                        of Beneficial        Percent of Class       Stock as of
Of Beneficial Owner                       Ownership          As of Record Date      Record Date
-------------------                       ---------          -----------------      -----------
Prometheus Homebuilders LLC(a)
30 Rockefeller Plaza, 50th Floor           224,712                  7.2%                5.2%
New York, NY  10020                       28,500(b)               100.0%               27.7%

Robert Short
603 Park Point Drive, Suite 201
Golden, CO  80401                         454,052(c)               14.6%               10.6%

J. Christopher Stuhmer
9500 Hillwood Drive, Suite 200
Las Vegas, NV  89134                       378,303                 12.2%                8.8%

David Hutson
3030 Hartley Road, Suite 100
Jacksonville, FL 32223                     153,720                  5.0%                3.6%

___________________________
All directors, nominees, and named       866,180(d)                27.7%               20.1%
executive officers, as a group.
(10 persons)

(a) LF Strategic Realty Investors II L.P., a Delaware limited partnership ("LFSRI"), LFSRI II Alternative Partnership L.P., a Delaware limited partnership ("LFSRI II AP") and LFSRI II-CADIM Alternative Partnership L.P., a Delaware limited partnership ("LFSRI CADIM") are managing members of Prometheus Homebuilders LLC ("Prometheus"). Lazard Freres Real Estate Investors L.L.C., a New York limited liability company ("LFREI") is the General Partner of each LFSRI, LFSRI II AP and LFSRI CADIM and Lazard Freres & Co. LLC ("Lazard") is the managing member of LFSRI. LFSRI, LFSRI II AP, LFSRI CADIM, LFREI and LAZARD have no ownership interest in the shares of Common Stock beyond their respective direct and indirect interests in Prometheus. By reason of their status as managing members of Prometheus, LFSRI, LFSRI II AP and LFSRI CADIM are reported as each sharing with Prometheus the power to vote or to direct the vote and dispose or direct the disposition of the shares of Common Stock beneficially owned by Prometheus. By reason of LFREI's control of each of the managing members and Lazard's control of LFREI, LFREI and Lazard also are reported as sharing the power to vote or to direct the vote and dispose or direct the disposition of such shares. Notwithstanding the foregoing, Lazard and LFREI continue to disclaim any beneficial ownership of any of the shares of Common Stock reported in this Statement. (b) 28,500 shares of Class AAA Preferred Stock, having an initial liquidation value of $28,500,000, are issued and outstanding. Such shares vote together with the Common Stock and entitle Prometheus to cast 1,187,500 votes at the Annual Meeting. Prometheus in connection with the acquisition of the Class AAA Preferred Stock also acquired Supplemental Warrants, which potentially provide for the issuance of between zero and 5,937,500 shares of Common Stock beginning September 30, 2001. On March 29, 2001,

     Prometheus and the Company agreed to amend the Supplemental Warrants to limit the number of Supplemental Warrants which may be exercised prior to the Extended Exercise Date, as defined below, to a number equal to the number of shares of Common Stock which would not cause Prometheus or any "group" of which Prometheus is a member to be deemed to beneficially own 50% or more of the aggregate voting power of the common equity of the Company. The "Extended Exercise Date" is the first to occur of (a) January 2, 2002, (b) the day preceding the day on which any "Event of Default" under the Indenture governing the Company's outstanding 13.75% Senior Notes due 2003 occurs, (c) the day on which such Indenture ceases to require the Company to make a "Change of Control Offer" upon the occurrence of a "Change of Control" (as defined in the Indenture), or (d) the tenth day prior to the record date for taking certain actions by stockholders of the Company; provided that in no event shall the Extended Exercise Date be earlier than September 30, 2001.
(c)  Of the 454,052 shares, Mr. Short's children own 1,500 shares.
(d) Includes 30,500 shares subject to options under the Company's Stock Option Plan.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, persons who own more than ten percent of a registered class of the Company's equity securities and certain entities associated with the foregoing ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4, and 5 they file with the SEC. Based solely upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company, all of such forms were filed on a timely basis by reporting persons during 2000.

                            I. ELECTION OF DIRECTORS

        At the time of the Annual Meeting, the Board will consist of four directors who shall be elected annually by the holders of the Common Stock and the Series AAA Preferred Stock (the "Common Directors") and three directors who shall be elected annually by the holders of the Series AAA Preferred Stock (the "Preferred Directors"). Effective as of April 3, 2001, William Shutzer resigned as a director of the Company and the size of the Board was reduced from eight members to seven. Mark Fine and Chris Stuhmer announced that each will not stand for reelection. They will cease to be directors as of the date of the Annual Meeting. The Board may in the future decide to expand the size of the Board and to appoint one or more additional directors, all in accordance with the Company's By-Laws. The following persons are proposed to be elected as the Common Directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. If any of the nominees for Common Director should become unavailable, it is intended that the shares represented by the proxies will be voted for such substitute nominees as may be nominated by the Board, unless the number of Common Directors is reduced. The Company has no reason to believe, however, that any of the nominees is, or will be, unavailable to serve as a Common Director.

        The following information is furnished with respect to each nominee for election as a Common Director, each Preferred Director, and each executive officer of the Company named in the Summary Compensation Table below.

                                                                                  Shares of     Percentage of
                                                                                    Common       Outstanding
                                                                                    Stock       Shares of the
                                                                                 Beneficially    Common Stock
                                                                                    Owned        Beneficially      Year First
                                      Positions and Offices                       As of the    Owned as of the       Became
Name                     Age            With the Company                         Record Date     Record Date       a Director
----                     ---            ----------------                         -----------     -----------       ----------
                                 NOMINEES FOR ELECTION AS COMMON DIRECTORS


George C. Yeonas          46     Director; Chief Executive Officer               25,450(a)           *                1997

Robert Short(b)           55     Director; President of The Genesee Company     454,052(c)         14.6%              1996

Richard Balzano           51     Director                                            --              *                2001

Thomas R. Kowalski(d)     61     Director                                            --              *                2001

                                       PREFERRED DIRECTORS

Richard I. Gilchrist      55     Director                                            --              *                2000
Sandra A. Lamb            56     Director                                            --              *                1999
Andrew Zobler             39     Director                                            --              *                2000


                                     OTHER EXECUTIVE OFFICERS


Jeffrey W. Shirley        42     Chief Financial Officer                          2,875(e)           *

-----------------------------
*   Less than 1%

(a) Includes 25,000 shares that Mr. Yeonas has the right to acquire pursuant to the Company's Stock Option Plan.
(b) Mr. Short and his immediate family own or control approximately $2,035,000 principal amount of the Company's Senior Notes.
(c) Includes 1,500 shares that are owned by Mr. Short's children.
(d) Mr. Kowalski owns or controls approximately $1,500,000 principal amount of the Company's Senior Notes.
(e) Includes 2,500 shares that Mr. Shirley has the right to acquire pursuant to the Company's Stock Option Plan.

OTHER INFORMATION RELATING TO DIRECTORS

        The following is a brief description of the business experience during at least the last five years of each of the Common Directors standing for election and each of the Preferred Directors.

        Mr. Yeonas is President and CEO of the Company. He joined the Company as Chief Operating Officer in August 1997 and was named its President in August 1998 and CEO in March 1999. Mr. Yeonas has over 20 years in the homebuilding industry. Prior to joining Fortress, Mr. Yeonas served for seven years as Vice President and General Manager of the Arvida Company's South Florida division. Prior to joining Arvida, Mr. Yeonas served as Vice President of Development for NVR in Washington, DC, and as Divisional Partner for Trammell Crow in Tampa, Florida.

        Mr. Short became a director of the Company in March 1996. Mr. Short has served as the President and Chief Executive Officer of the Company's subsidiary, The Genesee Company since 1980.

        Mr. Balzano is the President and Executive Director of Staten Island Institute of Arts & Sciences, Inc. From 1995 to 1999 served as an independent financial consultant for a variety of clients. Prior to working as a consultant Mr. Balzano was the Director of Fiscal Operations for the The Population Council Inc. from 1993 to 1995. From 1990 to 1993 Mr. Balzano was the Executive Vice President and Chief Financial Officer of Great Scott Advertising Company, Inc. Prior to working there Mr. Balzano was the Vice President of Finance and Chief Financial Officer of the Brooklyn Academy of Music Inc. From 1972 to 1980 he worked in various positions with the City of New York, DOC & HHC culminating in Chief Financial Officer for the mayoral agency.

        Mr. Kowalski was Chairman of the Board and Chief Executive Officer of MegaBank since he founded it in 1984 until it was sold to Compass Bank in 2000. From 1980 through 2000, he was Chairman of the Board and Chief Executive Officer of First State Bank of Hotchkiss, a Colorado bank. Mr. Kowalski was also Chief Executive Officer and beneficial owner of approximately 97.0% of the outstanding stock of Orchard Valley Financial Corporation, the bank holding company that owns First State Bank of Hotchkiss. From October 1972 through September 1992, Mr. Kowalski was President of Realtek Company, a general contractor and real estate development corporation. Mr. Kowalski has continued his active investment in the real estate industry and currently serves on the Board of Directors for Howe Barnes Investments, Inc., a Chicago brokerage/investment firm.

        Mr. Gilchrist is the President and CEO of CommonWealth Atlantic Properties Inc. He also serves as the Co-Chairman of CommonWealth Partners. From 1982 to 1995 Mr. Gilchrist was a Senior Partner of Maguire Thomas Partners a real estate investment firm. Prior to Joining Maguire Thomas Partners, Mr. Gilchrist was a Partner with the law firm of Gilchrist & Rutter.

        Ms. Lamb is a Director of Lazard Freres & Co. LLC, the private investment bank and global financial services firm ("Lazard"). Ms. Lamb joined Lazard in 1983 and is a member of its Banking Department in New York City. She advises clients on mergers and acquisitions, corporate financial matters and complex financial restructurings. Prior to joining Lazard, Ms. Lamb was an officer at an institutional investor specializing in private placement investments. Ms. Lamb is also a director of Center Trust, Inc., a publicly traded real estate investment trust, and serves on the board of several civic and religious organizations.

        Mr. Zobler is a Vice President of Lazard Freres Real Estate Investors L.L.C. ("LFREI"). Prior to his association with LFREI in May 2000, Mr. Zobler was Senior Vice President of Starwood Hotels & Resorts Worldwide, Inc., a publicly traded hotel company. Prior to his association with Starwood in April 1998, Mr. Zobler was a shareholder in the New York City office of Greenberg Traurig, a law firm. Prior to joining

Greenberg Traurig in December 1996, Mr. Zobler practiced law with Paul, Weiss, Rifkind, Wharton & Garrison and with Cravath, Swaine & Moore. Mr. Zobler also serves as a director of Konover Property Trust, Inc., a publicly traded real estate investment trust and Commonwealth Atlantic Properties Inc., a private real estate development and holding company.

        The Board held eleven meetings during 2000. No incumbent director during the last fiscal year attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he or she served.

COMMITTEES OF THE BOARD

  Audit Committee

        The Audit Committee is responsible for assuring the accuracy and consistency of financial reporting and accounting practices by the Company and its subsidiaries. The Audit Committee is responsible for (i) retaining, and evaluating the performance of, the Company's independent auditors; (ii) approving the Company's annual audit plan; (iii) reviewing reports of the independent auditors concerning the adequacy of financial controls, responsiveness of management, quality of systems and other related subjects;
(iv) monitoring compliance with the Company's policies and procedures; and (v) when requested, reviewing proposed transactions between the Company and its "affiliates" (e.g., officers, directors and significant stockholders) to determine the fairness and reasonableness of the transactions. The Audit Committee held three meetings during 2000.

  Compensation Committee

        The Compensation Committee is responsible for the oversight and administration of the Company's executive compensation structure and is responsible for (i) establishing the overall compensation policies for the Company; (ii) determining the compensation of the Company's senior executives;
(iii) approving the Company's Incentive Compensation Plan and all other long- or short-term incentive compensation plans; (iv) assuring that the Company's compensation plans and policies are competitive with the market and in compliance with applicable SEC and Internal Revenue Service regulations; and (v) reporting on the Company's compensation practices in each year's proxy statement. The Compensation Committee held one meeting during 2000.

  Nominating Committee

        The Nominating Committee is responsible for recruiting and nominating candidates for the Board as well as re-nominating existing directors. Prior to each annual meeting of stockholders, the Nominating Committee reports to the Board regarding its nominees and the background and an evaluation of each candidate. The Committee may also advise the Board with respect to matters of Company philosophy, diversity, composition and related matters. The Nominating Committee will consider nominees for Common Directors recommended by stockholders. Recommendations by stockholders should be submitted to the Company's secretary and should identify the recommended nominee by name and provide detailed background information. Recommendations received by December 31, 2001 will be considered by the Nominating Committee for nomination at the 2002 annual meeting of stockholders. The Nominating Committee did not hold any meetings during 2000.

Planning Committee

        The Planning Committee is responsible for recommending to the Board an action plan for (i) exiting underperforming or overleveraged businesses and/or
(ii) improving the Company's capital structure through asset sales or otherwise. The Planning Committee held two meetings during 2000.

Committee Members

        As of the date hereof, the members of the above-referenced committees are (a) Audit Committee - Mr. Fine and Ms. Lamb; (b) Compensation Committee - Messrs. Fine and Zobler; (c) Nominating Committee - Messrs. Yeonas, Zobler and Short; and (d) Planning Committee - Messrs. Zobler, Yeonas and Short. Committee membership is determined on an annual basis. If elected, Mr. Kowalski will serve on the Audit Committee and the Compensation Committee as of May 23, 2001. If elected, Mr. Balzano will serve on the Audit Committee and the Compensation Committee.







                             AUDIT COMMITTEE REPORT

        The Board maintains an Audit Committee to be comprised of three of the Company's outside Directors. The Audit Committee, at the time of the actions described in this report, was composed of Mr. Fine, Ms. Lamb and Mr. Shutzer. The Board anticipates that the vacancies in the Audit Committee will be filled promptly following the election of directors at the Annual Meeting. The Board and the Audit Committee believe that the Audit Committee's members were at the time of the actions described in this report, and the remaining members are, "independent" as defined in Nasdaq Rule 4200(a)(15).

        The Board has adopted a written Charter of the Audit Committee, a copy of which is attached as an Appendix A hereto. The Audit Committee oversees the Company's financial process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee discussed with the Company's independent auditor the overall scope and plans for its audit. The Committee meets with the independent auditor, with and without management present, to discuss the results of its examination, its evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

        The Audit Committee reviewed with the independent auditor, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, and not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, "Communication with Audit Committees". In addition, the Committee has discussed with the independent auditor the auditor's independence from management and the Company including the matters in the written disclosures and the letter from the independent auditor required by the Independence Standards Board, Standard No. 1, "Independence Discussions with Audit Committees".

             In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee has recommended, and the Board has approved, the selection of the Company's independent auditor.


                                                AUDIT COMMITTEE


                                                Mark L. Fine, Chairman
                                                Sandra A. Lamb


                         PRINCIPAL ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees billed to the Company for the year ended December 31, 2000 by the Company's principal accounting firm, Ernst & Young LLP. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.


   Audit Fees                                   $ 420,000
   Financial Information Systems
        Design and Implementation Fees             - 0 -
   All Other Fees                               $ 490,000  (a)



(a) Includes fees for tax services, SEC registration statements, subsidiary audit and other advisory services.

                                II. COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

        The following table sets forth information for the three fiscal years ended December 31, 2000 concerning the compensation of the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------
                                                          Long Term Compensation
                            -------------------------------------------------------------------------
                               Annual Compensation           Awards           Payouts
                     --------------------------------------------------------------------------------
                                                      Shares of    Shares      LTIP       All Other
      Name and                                       Restricted   Underlying  Payouts      Compen-
 Principal Position   Year    Salary ($)   Bonus ($)    Stock     Options (#)   ($)       sation ($)
-----------------------------------------------------------------------------------------------------
George Yeonas,        2000     385,000      288,750      -0-          -0-        -0-        5,250(1)
  President and       1999     385,000      262,500      -0-        25,000       -0-       11,520(2)
  Chief Executive     1998     350,000      262,500      -0-          -0-        -0-       96,415(3)
  Officer
-----------------------------------------------------------------------------------------------------
Paul A. Giusti (4),   2000     318,000      150,000      -0-          -0-        -0-         -0-
  Vice President      1999     300,000      125,000      -0-        18,750       -0-       17,455(5)
  and Chief           1998     250,000        -0-        -0-          -0-        -0-        7,235(5)
  Operating Officer
-----------------------------------------------------------------------------------------------------
Jeffrey W. Shirley,   2000     200,000      100,000      -0-          -0-        -0-        4,000(1)
   Vice President     1999     181,844       82,917      -0-          -0-        -0-        2,054(1)
   and Chief          1998     175,000       87,500      -0-          -0-        -0-       50,000(6)
   Financial Officer
-----------------------------------------------------------------------------------------------------


1) Other compensation includes amount contributed under The Fortress Group, Inc. 401(K) Profit Sharing Plan ("FGPSP").
2) Includes $7,290 associated with replacement of a previously issued stock grant and $4,230 contributed under the FGPSP.
3) Includes $50,392 in relocation cost reimbursements, $44,423 associated with replacement of a previously issued stock grant, and $1,600 contributed under the FGPSP.
4)    Resigned effective January 1, 2001.
5)    Auto allowance.
6)    Represents forgiveness of debt related to a 1997 moving expense advance.

Stock Options

        The Company's Stock Option Plan provides for the grant of options with respect to the Common Stock. There were no options granted to the above named Executive Officers during the year ended December 31, 2000.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

        The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 2000 by each of the Named Executive Officers and the value of unexercised options held by such persons as of December 31, 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES


                                                           Shares Underlying         Value of Unexercised
                            Shares                       Unexercised Options at          In-the-Money
                           Acquired                          FY-End  (#)            Options at FY-End ($)
                              On           Value       -------------------------  --------------------------
Name                      Exercise(#)    Realized($)   Exercisable Unexercisable  Exercisable  Unexercisable
----                      -----------    -----------   ----------- -------------  -----------  -------------
George C. Yeonas             -0-            -0-          25,000      12,500          -0-           -0-
Paul Giusti                  -0-            -0-           9,375       9,375          -0-           -0-
Jeffrey W. Shirley           -0-            -0-           2,500        -0-           -0-           -0-

    Employment Agreements

        Mr. Yeonas has an employment agreement with the Company, effective January 1, 2001 and expiring December 31, 2002. The agreement automatically renews for successive one-year periods following the initial term, unless either the Company or the employee provides written notice of its intent to terminate. The agreement currently provides for various benefits, including a base salary of $425,000. The agreement also provides for additional bonus compensation under the Company bonus program, which is tied to operational results.

        Mr. Yeonas may be terminated for "cause" as defined in the agreement or without cause. If terminated for cause, the termination will be effective upon receipt of the proper notice by the employee. Mr. Yeonas may terminate his employment with the Company at any time for "good reason" as defined in the agreement. Subject to one exception, if Mr. Yeonas is terminated for other than cause or he terminates his employment for good reason, he shall be entitled to an amount equal to two times his base salary, as well as any earned but unpaid bonus, as determined by the Board. If Mr. Yeonas terminates his employment for good reason because the Company requires him to be based at an office that is greater than thirty-five miles from McLean, Virginia, the employee shall be entitled to one (not two) times his base salary.

        Mr. Giusti, who was the Company's Chief Operating Officer, resigned as an Officer effective January 1, 2001 and resigned his employment effective February 28, 2001. Upon his resignation Mr. Giusti was paid $225,000. While he was still an employee of the Company Mr. Giusti had an agreement, effective August 17, 1999, that entitled him to severance compensation in the event of a change of control prior to August 17, 2001 that resulted in either the termination of his employment or his loss of the office of Chief Operating Officer. Under the agreement, severance compensation was equal to 1.5 times Mr. Giusti's base salary and all of his unvested stock options would have immediately vested.

        Mr. Shirley has an employment agreement with the Company, effective January 1, 2001 and expiring December 31, 2001. The agreement automatically renews for successive one-year periods following the initial term, unless either the Company or the employee provides written notice of its intent to terminate. The agreement currently provides for various benefits, including a base salary of $225,000. The agreement also provides for additional bonus compensation under the Company bonus program, which is tied to operational results.

        Mr. Shirley may be terminated for "cause" as defined in the agreement or without cause. If terminated for cause, the termination will be effective upon receipt of the proper notice by the employee. Mr. Shirley may terminate his employment with the Company at any time for "good reason" as defined in the agreement. Subject to one exception, if Mr. Shirley is terminated for other than cause or he terminates his employment for good reason, the employee shall be entitled to an amount equal to $325,000, as well as any earned but unpaid bonus, as determined by the Board. If Mr. Shirley terminates his employment for good reason because the Company requires him to be based at an office that is greater than thirty-five miles from McLean, Virginia, the employee shall be entitled to $162,500 (not $325,000).

    Compensation of Directors

        Under the Company's standard arrangements, each independent, non-employee director of the Company receives an annual director's fee of $20,000, payable $5,000 each quarter, $1,000 for attendance at Board meetings, and $500 for attendance at committee meetings. All directors are reimbursed for out-of-pocket expenses incurred to attend meetings. Employee directors and preferred directors do not receive any additional compensation for services as a director.

    Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during the fiscal year ended December 31, 2000 were Messrs. Fine, Shutzer and Zobler. None of the Compensation Committee members are or were officers or employees of the Company or any of its subsidiaries.

                      REPORT OF THE COMPENSATION COMMITTEE

    Board Compensation Committee Report on Executive Compensation

        General. The Compensation Committee's compensation philosophy relative to the Company's executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company and to provide them with incentive to achieve Company goals and increase stockholder value. This philosophy is implemented by establishing salaries, cash and stock bonuses, and stock option programs.

        Salaries. The Compensation Committee's policy is to provide salaries that are competitive with those of similar executive officers in similar companies. The Compensation Committee determines comparable salaries through Company research and the research of consultants concerning the salaries paid by the Company's competitors.

        Bonuses. The Compensation Committee's policy is to provide a significant portion of executive officers' total compensation through annual bonuses as incentives to achieve the Company's financial and operational goals and increase stockholder value. The Company's bonus arrangements for its executive officers are intended to make a major portion of each executive officer's compensation dependent on the Company's overall performance.

        Stock Options. The Compensation Committee's policy is to award stock options to the Company's officers in amounts reflecting the participant's position and ability to influence the Company's overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of participants with the interests of stockholders of the Company, and to attract and retain qualified employees. The Compensation Committee's policy has generally been to grant options with terms of five to ten years (in certain cases, with portions exercisable over shorter periods) to provide a long-term incentive and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. Such options only have value if the price of the underlying shares increases above the exercise price.

        There were no stock options granted to executive officers of the Company in 2000.

    2000 Compensation Decisions Regarding the President and Chief Executive Officer.

        Compensation paid to Mr. Yeonas was in accordance with his employment agreement, which was authorized by the Compensation Committee in 1997 and modified in 1998 and 1999. A bonus of $288,750 was paid to Mr. Yeonas during the calendar year 2000 under a formula, based on the Company's performance relative to a plan approved by the Board. The bonus paid in the calendar year 2000 reflects attainment of 100% of the 1999 plan.

                                                  COMPENSATION COMMITTEE


                                                  Mark L. Fine
                                                  Andrew Zobler

COMPARATIVE STOCK PERFORMANCE

        The graph below compares cumulative total stockholder return on the Common Stock during the period from May 16, 1996 (the date on which the Common Stock commenced trading) with the cumulative total return over the same period of (ii) the Standard & Poor's 500 Index and (ii) a peer group of publicly-traded companies selected by the Company for purposes of this comparison (the "Peer Group")**. This graph assumes the investment of $100 at the close of trading on May 16, 1996 in the Common Stock, the Standard & Poor's 500 Index and the Peer Group and assumes reinvestment of dividends.


                            COMPARATIVE TOTAL RETURNS
           THE FORTRESS GROUP, INC., STANDARD & POOR'S 500, PEER GROUP
               (Performance results from 5/30/96 through 12/31/00)

                           [TOTAL RETURNS LINE GRAPH]

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100

                             May 1996        1996            1997             1998           1999           2000
  Fortress Group             $100.00         $66.77          $47.30          $27.86         $7.66           $4.88
  S & P 500                  $100.00        $115.00         $153.37         $197.20       $238.70         $216.96
  Peer Group                 $100.00        $116.33         $179.40         $229.26       $159.69         $280.95


Source: Zacks Investment Research, Inc.

--------------------------
** The peer group includes the following companies, Beazer Homes USA, Inc., DR Horton, Inc., KB Home Corporation, Pulte Corporation, Toll Brothers, Inc., M/I Schottenstein Homes, Inc., Centex Corporation, Hovnanian Enterprises, Inc., M.D.C. Holdings, Inc., and The Ryland Group, Inc. The following companies were included in the peer group comparison in the 1999 Proxy Statement, Engle Homes, Inc., Zaring Homes, Inc. and U.S. Home Corporation. Each of these companies were acquired during 2000 and are not included above.

III.  CERTAIN TRANSACTIONS

        The Company's Genesee subsidiary ("Genesee") leases its administrative office space from RS Investments III, LLC of which Mr. Short is the manager and holds a 33.3% beneficial ownership interest (25.4% personally held and 7.9% held by family members). In 2000, the Company made lease payments of approximately $143,000 to RS Investments III, LLC. The Company's Christopher Homes subsidiary ("Christopher") leases its administrative office space in a building owned 50.96% by Mr. Stuhmer and 49.04% by Towne Center L.P. Towne Center L.P. is owned 98% by a Stuhmer Family Trust and 2% by J. Christopher Stuhmer, Inc. The Company made lease payments of approximately $267,000 in 2000 for occupying space in this building.

        In September 1999 Christopher entered into an agreement with Southern Highlands/Christopher Homes I, LLC, a Nevada limited liability company ("Southern Highlands I"), to manage the entity's development of approximately 43 acres of land located in Clark County, Nevada. Mr. Stuhmer holds a 50% equity interest in Southern Highlands I, subject to certain return of capital and preferred return provisions benefiting his partner. Christopher is entitled to a management fee equal to 10.5% of the revenues generated from sales of lots and residences constructed in Southern Highlands I. During 2000 Christopher recorded approximately $1,380,000 in fees under this agreement and had a receivable of approximately $1,157,000 from Southern Highlands I at year-end.

        In January 2000 Mr. Stuhmer entered into a consulting agreement with Christopher pursuant to which he assists it in fulfilling its management duties under the agreement with Southern Highlands I, described above. Under the consulting agreement Mr. Stuhmer is entitled to the following fees: $4,500 cash per month, commencing April 15, 2000, and 1 1/2% of the revenues generated from sales of lots and residences constructed in Southern Highlands I. In addition the Company provides Mr. Stuhmer office space having a value of approximately $1,000 per month. In return, Mr. Stuhmer agreed to divide with Christopher his share of the net profits under the Southern Highlands I operating agreement on a 65% (Christopher) - 35% (Mr. Stuhmer) basis. Fees paid during 2000 for the monthly agreement amounted to $40,500. The fees reported in 2000 for Southern Highlands I, based on revenues generated from sales of lots and residences constructed, amounted to approximately $224,000 and fees payable at December 31, 2000 amounted to approximately $113,000.

        In November 1999 Christopher entered into an agreement with Southern Highlands/Christopher Homes II, LLC, a Nevada limited liability company ("Southern Highlands II"), to manage the entity's development of approximately 35 acres of land located in Clark County, Nevada. Mr. Stuhmer holds a 50% equity interest in Southern Highlands II, subject to certain return of capital and preferred return provisions benefiting his partner. Christopher is entitled to a management fee equal to 10.5% of the revenues generated from sales of lots and residences constructed in Southern Highlands II.

        In June 2000 Mr. Stuhmer entered into a consulting agreement with Christopher pursuant to which he assists it in fulfilling its management duties under the agreement with Southern Highlands II, described above. Under the consulting agreement Mr. Stuhmer is entitled to a fee equal to 1 1/2% of the revenues generated from sales of lots and residences constructed in Southern Highlands II. In return, Mr. Stuhmer agreed to divide with Christopher his share of the net profits under the Southern Highlands II operating agreement on a 65% (Christopher) - 35% (Mr. Stuhmer) basis.

        In February 1999 Christopher entered into an agreement with Bellacere, LLC, a Nevada limited liability company ("Bellacere"), to manage the entity's development of approximately 36 acres of land located in Clark County, Nevada. Mr. Stuhmer holds a 50% equity interest in Bellacere, subject to certain return of capital provisions benefiting his partner. Christopher is entitled to a management fee equal to 12.0% of the revenues generated from sales of lots and residences constructed in Bellacere. During 2000 Christopher recorded approximately $1,210,000 in fees under this agreement and had a receivable of approximately $1,008,000 from Bellacere at year-end.

        In January 2000 Mr. Stuhmer entered into a consulting agreement with Christopher pursuant to which he assists it in fulfilling its management duties under the agreement with Bellacere, described above. Under the consulting agreement Mr. Stuhmer is entitled to a fee equal to 2% of the revenues generated from sales of lots and residences constructed in Bellacere. In return, Mr. Stuhmer agreed to divide with Christopher his share of the net profits under the Bellacere operating agreement on a 80% (Christopher) - 20% (Mr. Stuhmer) basis. The fees reported in 2000 for Bellacere, based on revenues generated from sales of lots and residences constructed amounted to approximately $131,000 and fees payable at December 31, 2000 amounted to approximately $112,000.

        In September 1999 Christopher entered into an agreement with L.L.V. 724, LLC, a Nevada limited liability company ("LLV 724"), to manage the entity's development of approximately 1 acre of land located in Clark County, Nevada. Mr. Stuhmer holds a 50% equity interest in LLV 724, subject to certain return of capital provisions benefiting his partner. Christopher is entitled to a management fee equal to 10.5% of the revenues generated from sales of lots and residences constructed in LLV 724.

        In January 2000 Mr. Stuhmer entered into a consulting agreement with Christopher pursuant to which he assists it in fulfilling its management duties under the agreement with LLV 724, described above. Under the consulting agreement Mr. Stuhmer is entitled to a fee equal to 2% of the revenues generated from the residence constructed in LLV 724. In return, Mr. Stuhmer agreed to divide with Christopher his share of the net profits under the LLV 724 operating agreement on a 50% (Christopher) - 50% (Mr. Stuhmer) basis.

        In 2000 Genesee acquired 13 finished lots in the ordinary course of business from The Genesee Company / Boyd Lake LLC ("Boyd Lake") at a cost of approximately $628,000. Additionally, Genesee recorded approximately $79,000 for profit participation income and $71,000 as a management fee income under a management agreement with this entity. At the year ended 2000 Genesee had a receivable of approximately $83,000 from Boyd Lake. Mr. Short, or members of his family, own 80% of the equity of Boyd Lake.

        In 2000 Genesee acquired 25 finished lots in the ordinary course of business at a cost of approximately $1,205,000 from The Genesee Company / Horseshoe Lake LLC ("Horseshoe Lake"). During 2000 Genesee recorded approximately $72,000 for profit participation income and $292,000 as a management fee income under a management agreement with Horseshoe Lake. At the year ended 2000 Genesee had a receivable of approximately $116,000 from Horseshoe Lake. Mr. Short owns 85.5% of the equity of Horseshoe Lake.

        In 2000 Genesee acquired 56 finished lots in the ordinary course of business at a cost of approximately $3,914,000 from RS Investments/Stonebridge, LLC ("Stonebridge"), an entity of which Mr. Short owns a 20% equity interest. Genesee has a previously acquired option from Stonebridge to reacquire an additional 27 lots over a period ending May 2001, for approximately $2,045,000 plus interest at the rate of 17% per annum.

        In September 1999 Genesee entered into a financing transaction with RS Investments VI, LLC ("Investments VI"), an entity in which Mr. Short owns a 30.5% equity interest. Investments VI owns approximately 204 acres of unimproved real estate located in Jefferson County, Colorado and it has contracted with Genesee to improve the real estate for use as a residential community ("Development Agreement"). Genesee's fee for constructing the improvements is a negotiated amount representing its anticipated out-of-pocket costs plus an amount for overhead (the "Development Cost"). Simultaneous with the execution of the Development Agreement, Genesee acquired an option from Investments VI to acquire the entitled lots for $5.1 million. As amended, the option many be exercised through January 1, 2002, with a right to extend for up to twelve additional months by the delivery of an extension deposit of $25,000 for each month the option is extended. The option price is the sum of Investments VI's cost to acquire the 204 acres, the Development Cost, and a cost to carry at the rate of 17% per annum.

        Effective November 2000 Genesee acquired an option to purchase 65 finally platted residential lots in Jefferson County, Colorado owned by RS Investments/Beers Sisters, LLC (the "Seller") at a purchase price of $3,301,152. Mr. Short or members of his family own 100% of the equity of the Seller. The option is exercisable pursuant to a minimum take-down schedule that commenced in January 2001 and ends in September 2002. If Genesee fails to meet the minimum take-down schedule, Seller is entitled to retain a $495,000 option payment. If all of the lots are taken down pursuant to the minimum take-down schedule, the option payment will be applied against the purchase price.

        During 2000, the Company's Brookstone Homes subsidiary ("Brookstone") purchased 15 developed lots, with a total purchase price of approximately $458,000 from Riverwood Properties ("Riverwood"), pursuant to agreements related to the acquisition of Brookstone. Riverwood is wholly owned by Mr. Giusti. Brookstone also placed deposits totaling $280,000 with Riverwood for options to purchase future lots.

        In January 2000, the Company received notification from David Hutson pursuant to a Schedule 13-G filing that effective January 13, 2000 he had become the owner of more than 5% of the Company's common stock. The Company's subsidiary, Fortress Homes and Communities of Florida ("Fortress Florida"), acquires land and building materials from companies owned by David Hutson. These arrangements, pursuant to agreements entered in connection with the 1997 acquisition of DW Hutson Construction by the Company, provide for options on lots developed by Hutson Land Company and for the supply of certain building materials from Southeastern Supply. At December 31, 2000 the Company had deposits of approximately $500,000 with Hutson Land related to the future acquisition of lots.

                                IV. OTHER MATTERS

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

        PricewaterhouseCoopers LLP served as the independent accountants for the Company and its subsidiaries for 1999 and reported on the Company's 1999 consolidated financial statements included in the Annual Report of the Company, which accompanies this proxy statement. On April 14, 2000 the Board, which appoints the Company's independent accountants, dismissed PricewaterhouseCoopers LLP and appointed Ernst & Young LLP as the independent accountants for 2000 upon recommendation of the Audit Committee. In connection with this change and for the prior two fiscal years and through April 14, 2000; (a) there were no disagreements with PricewaterhouseCoopers on matters of accounting principles or practices, financial statement disclosure or audit scope or procedure which, if unresolved, would have led to reference in the accountants report on the financial statements, (b) the reports of PricewaterhouseCoopers contained no adverse opinion, disclaimer, or qualification of opinion, and (c) there were no reportable events ( as defined in Regulation S-K Item 304 (a) (1) (v)). In addition the Company had not in the prior two fiscal years and through April 14, 2000 consulted Ernst & Young LLP regarding either; (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue: or (b) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement at the meeting if they desire to do so. Their representatives will also be available to respond to appropriate questions. Representatives of PricewaterhouseCoopers are not expected to attend the Annual Meeting.

OTHER PROPOSALS

        Neither the Company nor the members of its Board intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting of Stockholders, and they have no present knowledge that any other matters will be presented for action at the meeting by others. If any other matters properly come before such meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

2002 ANNUAL MEETING

        Stockholders may present proposals to be considered for inclusion in the proxy statement relating to the next Annual Meeting, provided they are received by the Company no later than December 14, 2001 and are in compliance with applicable laws and Securities and Exchange Commission regulations.

                                             By Order of the Board of Directors


                                             GEORGE C. YEONAS, President
                                             and Chief Executive Officer
Dated:  April 27, 2001

                                   APPENDIX A

                            THE FORTRESS GROUP, INC.
                               BOARD OF DIRECTORS
                                 AUDIT COMMITTEE

                                     CHARTER

        This Charter is created in order to define the Audit Committee's objectives, range of authority, scope of activities, and duties and responsibilities. It is intended to provide the members of the Audit Committee, management, and outside and internal auditors a clear understanding of their respective roles. This Charter will be reviewed on an annual basis by the full Board at which time the Board will reassess the Charter's adequacy.

                                        I
                             ADMINISTRATIVE MATTERS

        1.1 Size, Independence, and Term of appointment.

        (a) The Audit Committee will be comprised of three directors, each of whom is financially literate or becomes financially literate within a reasonable period of time after his or her appointment to the Audit Committee. For purposes of this Charter financial literacy is defined as the ability to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement.

        (b) Unless the Board determines an exception is merited under Section 1.1(c), below, the Committee shall be made up entirely of independent directors. For purposes of this Charter a Committee member will be considered independent if the member has no relationship with the Company that may interfere with the exercise of his or her independence, including -

               (i) Current or prior (within the past five years) employment by the Company;

               (ii) Receipt of compensation from the Company (or affiliates) except for the director's fees or under retirement plans;

               (iii) Member of the immediate family of a current or prior (within the past five years) executive officer of the Company;

               (iv) Partner, controlling stockholder, or executive officer of any for-profit business organization to which the Company made, or from which the Company received, significant payments in any of the past five years; and

               (v) Employed as an executive of another company where any of the Company's executives serves on that company's compensation committee.

        (c) Notwithstanding a director has one or more of the relationships set forth in Section 1.1(b), above, he or she may be appointed to the Audit Committee if the Board under exceptional and limited circumstances -

               (i) Determines that membership is required by the best interests of the Company and its stockholders; and

               (ii) Discloses in the Company's next annual proxy statement the nature of the relationship and the reasons for its determination.

        d) The Board of Directors will appoint the Audit Committee's Chairperson and members annually.

        (e) The Company's Chief Financial Officer will be the Committee's Secretary.

        1.2 Meetings.

        (a) The Committee will meet three times per year. Special meetings may be convened as required. The internal or outside auditors may request a meeting if they consider one is necessary.

        (b) The proceedings of all regular and special meetings of the Committee will be documented in minutes.

                                       II
                                RESPONSIBILITIES

        2.1 Maintenance of an Effective, Efficient, and Independent Audit.

        (a) The outside auditor is ultimately accountable to the Board of Directors and the Audit Committee who have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor.

        (b) The Committee shall recommend to the Board of Directors the appointment of internal auditors.

        (c) The Committee will review the efficiency and effectiveness of both the internal and outside auditors in relation to their respective responsibilities, and it will approve their compensation.

        (d) The Committee will ensure that the scope of the audit (outside and internal) is adequate.

        (e) The Committee will review and assess the findings of the internal and outside auditors and management's proposed action and its timetable in response to the findings.

        (f) The Committee will annually demand from the outside auditor a formal written statement setting forth all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1, and it shall discuss with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor. The Committee shall take, or recommend that the full Board take, appropriate action to ensure the independence of the outside auditor.

        2.2 Reliable Management and Financial Reporting.

        (a) The Committee will review with management and the outside auditor the Company's audited financial statements, including a discussion of the quality of the accounting principles as applied and significant judgments affecting the financial statements.

        (b) The Committee will discuss among themselves, without management or the outside auditor, the information disclosed to the Committee under Section 2.2(a), above.

        (c) The Committee will review with management and the outside auditor the financial portion of the Company's annual report to stockholders, the annual report filed with the SEC, the annual proxy statement, and any other published document containing the Company's financial statements.

        2.3 Compliance.

        (a) The Committee will review the effectiveness of the Company's system for monitoring compliance with law as it applies to the Company's business and periodically obtain updates from management and general counsel regarding compliance.

        (b) The Committee will ensure that the Company has adopted and disseminated a formal, written code of conduct and review the program for monitoring compliance with the code of conduct.

        2.4 Effective Management of Financial Risk.

        (a) The Committee shall maintain an awareness of the areas of greatest financial risk to the Company and review with management its plans to manage the risks.

        (b) The Committee will review and monitor the Company's systems of accounting and internal control to manage financial risk.

                                       III
                                    AUTHORITY

        3.1 The Board of Directors authorizes the Audit Committee within its scope of responsibilities to -

        (a) Seek any information it requires from any employee and outside parties; and

        (b) Obtain outside legal or other independent professional advice.

                            THE FORTRESS GROUP, INC.

         PROXY SOLICITED BY THE BOARD OF DIRECTORS OF THE FORTRESS GROUP
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 23, 2001

        The undersigned does hereby appoint George C. Yeonas and Jeffrey W. Shirley or any one of them acting in the absence of the other, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held May 23, 2001, and any adjournments thereof.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE OF THIS PROXY CARD.

                                                      ------------------------------------------------------------
                                                                 PLEASE VOTE, DATE AND SIGN ON REVERSE
                                                             AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                                                      ------------------------------------------------------------

                                                                PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY.
                                                        WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR
                                                        GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD
                                                        JOINTLY, EACH HOLDER SHOULD SIGN.


           HAS YOUR ADDRESS CHANGED?                                    DO YOU HAVE ANY COMMENTS?

------------------------------------------------    ----------------------------------------------------------------

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

                                                                                         FOR        WITHHOLD      FOR ALL EXCEPT
1.      Election of Directors:                                                           [ ]          [ ]               [ ]

                 George C. Yeonas          Thomas R. Kowalski
                 Robert Short
                 Richard Balzano

        NOTE:    If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominees.

2.      In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card.                              [ ]

The undersigned hereby acknowledges receipt of the notice of said Annual Meeting of Stockholders, the proxy statement relating thereto and the Annual Report for 2000.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such stock, and hereby ratifies and confirms all that said attorneys and proxies, or other substitutes, may do by virtue hereof. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies.

The signature of stockholder should correspond exactly with the name stenciled hereon. Joint owners should sign individually. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.



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Stockholder Sign Here                           Date                 Co-Owner Sign Here                         Date
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